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                                   DAIMLER-BENZ AUTO GRANTOR TRUST 1993-A
                                          MONTHLY SERVICING REPORT
                                 SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                                          TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: OCTOBER 1997
DISTRIBUTION DATE: 11/17/97



STATEMENT FOR CLASS A CERTIFICATEHOLDERS
PURSUANT TO SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                                 Per $1,000 of
                                                                                                Original Class A
                                                                                                   Certificate
                                                                                                     Amount
                                                                                                 ---------------

(i)   Principal Distribution                                               $7,887,565.48          $15.458913

(ii)  Interest Distribution                                                   $25,634.59           $0.050241

(iii) Amount of Distribution allocable to the Yield Suppl. Amount              $1,241.35
      Amount of Distribution allocable to the Shortfall (Excess) Amount        $5,041.96

(iv)  Monthly Servicing Fee                                                    $7,067.71           $0.013852
      Monthly Supplemental Servicing Fee                                           $0.00           $0.000000
      Class A Percentage of the Servicing Fee                                  $6,572.97           $0.012882
      Class A Percentage of the Supplemental Servicing Fee                         $0.00           $0.000000

(v)   Class A Principal Balance (end of Collection Period)                         $0.00
      Class A Pool Factor (end of Collection Period))                          0.0000000%
      Class B Principal Balance (end of Collection Period)                         $0.00

(vi)  Pool Balance (end of Collection Period)                                      $0.00

(vii) Class A Interest Carryover Shortfall                                         $0.00           $0.000000
      Class A Principal Carryover Shortfall                                        $0.00           $0.000000

(viii)Amount otherwise distributable to Class B Certificateholders                 $0.00
      that is distributed to Class A Certificateholders

(ix)  Balance of the Reserve Fund Property (end of Collection Period)              $0.00

(x)   Aggregate Purchase Amount of Receivables repurchased by                      $0.00
      the Seller or the Servicer


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